         This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of August 24, 1998, by and among Mrs. Fields' Holding Company, Inc., a Delaware corporation (the "Company"), and Jefferies & Company, Inc. and BT Alex. Brown Incorporated (each, an "Initial Purchaser" and, collectively, the "Initial Purchasers"), who have agreed to purchase an aggregate of 55,000 units of the Company (the "Units") consisting of $55,000,000 in aggregate principal amount at maturity of 14% Senior Secured Discount Notes due 2005 of the Company (the "Senior Notes") and 55,000 warrants (the "Warrants") to purchase 172,926 shares of common stock, par value $0.001 per share, of the Company (the "Common Stock") pursuant to the Purchase Agreement (as defined).

         This Agreement is made pursuant to the Purchase Agreement, dated, as of August 13, 1998 (the "Purchase Agreement"), by and among the Company and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Units, the Company has agreed to provide the registration rights for the Senior Notes set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 3 of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture, dated August 24, 1998, between the Company and The Bank of New York, as Trustee, relating to the Senior Notes and the New Notes (the "Indenture").

         The parties hereby agree as follows:

SECTION 1.   DEFINITIONS

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         Advice:  As defined in Section 6(d) hereof.

         Broker-Dealer:  Any broker or dealer registered under the Exchange Act.

         Broker-Dealer Transfer Restricted Securities: New Notes that are acquired by a Broker-Dealer in the Exchange Offer in exchange for Senior Notes that such Broker-Dealer acquired for its own account as a result of market-making activities or other trading activities (other than Senior Notes acquired directly from the Company or any of its affiliates).

         Business Day: Any day except a Saturday, Sunday or other day in the City of New York, or in the city of the corporate trust office of the Trustee, on which banks are authorized to close.

         Certificated Securities:  As defined in the Indenture.

         Closing Date:  The date hereof.

         Commission:  The Securities and Exchange Commission.

         Consummate: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the New Notes to be issued in the Exchange Offer, (b) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof and
(c) the delivery by the Company to the Registrar under the Indenture of New Notes in the same aggregate principal amount as the aggregate principal amount of Senior Notes tendered by Holders thereof pursuant to the Exchange Offer.

         controlling person:  As defined in Section 8(a) hereof.

         Damages Payment Date: With respect to the Senior Notes, each Interest Payment Date.

         Exchange Act:  The Securities Exchange Act of 1934, as amended.

         Exchange Offer: The registration by the Company under the Securities Act of the New Notes pursuant to the Exchange Offer Registration Statement pursuant to which the Company shall offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities for New Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders

         Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

         Exempt Resales: The transactions in which the Initial Purchasers propose to sell the Senior Notes to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Securities Act, and to persons permitted to purchase the Senior Notes in offshore transactions in reliance upon Regulation S under the Securities Act.

         Global Note Holder:  As defined in the Indenture.

         Holders:  As defined in Section 2 hereof.

         Indemnified Holder:  As defined in Section 8(a) hereof.

         Indenture: The Indenture, dated as of August 24, 1998, among the Company and The Bank of New York, as trustee (the "Trustee"), pursuant to which the Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

         Interest Payment Date:  As defined in the Indenture and the Notes.

         Liquidated Damages:  As defined in Section 5 hereof.

         NASD:  The National Association of Securities Dealers, Inc.

         New Notes: The Company's 14% Senior Secured Discount Notes due 2005, identical in all material respects to the Senior Notes, which are to be issued pursuant to the Indenture (i) in the Exchange Offer or (ii) upon the request of any Holder of Senior Notes covered by a Shelf Registration Statement, in exchange for such Senior Notes.

         Notes:  The Senior Notes and the New Notes.

         Person: An individual, partnership, corporation, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

         Record Holder: With respect to any Damages Payment Date, each Person who is a Holder of Notes on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur.

         Registration Default:  As defined in Section 5 hereof.

         Registration Statement: Any registration statement of the Company (on the appropriate form under the Securities Act selected by the Company) relating to (a) an offering of New Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) which is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

         Restricted Broker-Dealer: Any Broker-Dealer which holds Broker-Dealer Transfer Restricted Securities.

         Securities Act:  The Securities Act of 1933, as amended.

         Shelf Registration Statement:  As defined in Section 4(a) hereof.

         TIA:   The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-
77bbbb), as in effect on the date of the Indenture.

         Transfer Restricted Securities: Each Note, until the earliest to occur of (a) the date on which such Note is exchanged in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Note has been disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein) or (d) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act.

         underwriters:  As defined in Section 11 hereof.

         Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2.  HOLDERS

         A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.

SECTION 3.   REGISTERED EXCHANGE OFFER

         (a) Unless the Exchange Offer shall not be permitted by applicable federal law (after the procedures set forth in Section 6(a)(i) hereof have been complied with), the Company shall (i) cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 90 days after the Closing Date, the Exchange Offer Registration Statement, (ii) use its best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 150 days after the Closing Date, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Securities Act and
(C) cause all necessary filings, if any, in connection with the registration and qualification of the New Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and
(iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the New Notes to be offered in exchange for the Senior Notes that are Transfer Restricted Securities and to permit sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers as contemplated by Section 3(c) hereof.

         (b) The Company shall use its best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided that in no event shall such period be less than 20 Business Days. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Notes shall be included in the Exchange Offer Registration Statement. The Company shall use its best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 Business Days thereafter.

         (c) The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Restricted Broker-Dealer who holds Senior Notes that are Transfer Restricted Securities and that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities, may exchange such Senior Notes (other than Transfer Restricted Securities acquired directly from the Company or any Affiliate of the Company) pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with its initial sale of each New Note received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such

Broker-Dealer or disclose the amount of Notes held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

         The Company shall use its best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers, and to ensure that such Registration Statement conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 120 days from the date on which the Exchange Offer is Consummated.

         The Company shall promptly provide sufficient copies of the latest version of such Prospectus to such Restricted Broker-Dealers promptly upon request, and in no event later than one day after such request, at any time during such 120-day period in order to facilitate such sales.

SECTION 4.  SHELF REGISTRATION

         (a)   Shelf Registration. If (i) the Company is not required to file an
               ------------------
Exchange Offer Registration Statement with respect to the New Notes because the Exchange Offer is not permitted by applicable law (after the procedures set forth in Section 6(a)(i) hereof have been complied with) or (ii) if any Holder of Transfer Restricted Securities shall notify the Company within 20 Business Days following the Consummation of the Exchange Offer that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Senior Notes acquired directly from the Company or one of its affiliates, then the Company shall (x) cause to be filed on or prior to 30 days after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement pursuant to clause (i) above or 60 days after the date on which the Company receives the notice specified in clause (ii) above a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement"), relating to all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof, and shall (y) use their respective best efforts to cause such Shelf Registration Statement to become effective on or prior to 120 days after the date on which the Company becomes obligated to file such Shelf Registration Statement. If, after the Company has filed an Exchange Offer Registration Statement which satisfies the requirements of Section 3(a) above, the Company is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer shall not be permitted under applicable federal law, then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above. Such an event shall have no effect on the requirements of clause (y) above. The Company shall use its best efforts to keep the Shelf Registration Statement discussed in this Section 4(a) continuously effective, supplemented and amended as required by and subject to the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this
Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(c)(i) hereof) following the date on which such Shelf

Registration Statement first becomes effective under the Securities Act or for such shorter period which will terminate when (i) all of the Transfer Restricted Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, (ii) the date on which, in the opinion of counsel to the Company, all of the Transfer Restricted Securities then held by the Holders may be sold by the Holders in the public United States securities markets in the absence of a registration statement covering such sales or (iii) the date on which there ceases to be outstanding any Transfer Restricted Securities.

         (b)   Provision by Holders of Certain Information in Connection with
               --------------------------------------------------------------
the Shelf Registration Statement. No Holder of Transfer Restricted Securities
--------------------------------
may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, such information specified in item 507 of Regulation S-K under the Securities Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to Section 5 hereof unless and until such Holder shall have used its best efforts to provide all such information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5.  LIQUIDATED DAMAGES

         If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement, (iii) the Exchange Offer has not been Consummated within 30 Business Days after the Exchange Offer Registration Statement is first declared effective by the Commission or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective immediately (each such event referred to in clauses (i) through (iv), a "Registration Default"), then the Company agrees to pay liquidated damages ("Liquidated Damages") to each Holder of Transfer Restricted Securities with respect to the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal to $.05 per week per $1,000 principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues. The amount of the Liquidated Damages shall increase by an additional $.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.50 per week per $1,000 principal amount of Transfer Restricted Securities. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (ii) above, (3) upon Consummation of the Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the accrual of Liquidated Damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease.

         All accrued Liquidated Damages shall be paid to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by mailing checks to their registered addresses on each Damages Payment Date. All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6.  REGISTRATION PROCEDURES

         (a)   Exchange Offer Registration Statement. In connection with the
               -------------------------------------
Exchange Offer, the Company shall comply with all applicable provisions of
Section 6(c) hereof, shall use its best efforts to effect such exchange and to permit the sale of Broker-Dealer Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all reasonable requests from, or conditions specified by the Commission in connection therewith, including, without limitation, as a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the New Notes to be issued in the Exchange Offer and (C) it is acquiring the New Notes in its ordinary course of business. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May
                             ----------------------------------
13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained by the Company), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of New Notes obtained by such Holder in exchange for Senior Notes acquired by such Holder directly from the Company or an affiliate thereof.

         (b)   Shelf Registration Statement. In connection with the Shelf
               ----------------------------
Registration Statement, the Company shall comply with all the provisions of
Section 6(c) hereof and shall use its best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof.

         (c)  General Provisions.  In connection with any Registration Statement
              ------------------
and any related Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Exchange Offer Registration Statement and the related Prospectus, to the extent that the same are required to be available to permit sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers), the Company shall:

                  (i) use its best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 hereof, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required hereby, the Company shall file promptly an appropriate amendment to such Registration Statement, (1) in the case of clause (A), correcting any such misstatement or omission, and (2) in the case of clauses (A) and (B), use its best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter.

                  (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                  (iii) advise the underwriter(s), if any, and selling Holders of Transfer Restricted Securities covered by the applicable Shelf Registration Statement, promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                  (iv) furnish to the Initial Purchasers, each selling Holder named in any Registration Statement or Prospectus and each of the underwriter(s) in connection with such sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which the selling Holders of the Transfer Restricted Securities covered by such Registration Statement or the underwriter(s) in connection with such sale, if any, shall reasonably object within five Business Days after the receipt thereof.

                  (v) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the selling Holders and to the underwriter(s) in connection with such sale, if any, make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

                  (vi) make available at reasonable times for inspection by the selling Holders, any managing underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such selling Holders or any of such underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, provided that each such person shall first agree in writing with the Company that (A) any information that is designated in writing by the Company in good faith as confidential at the time of delivery of such information (the "Information") to such person shall be kept confidential by such person, unless such disclosure is made in connection with a court proceeding or required by law, or such Information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality, (B) such Information shall be deemed confidential and shall not be used by such person as the basis for any market transactions in the securities of the Company unless and until such Information is made generally available to the public, and (C) such person will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company (at the Company's expense, as applicable) to undertake appropriate action to prevent disclosure of such Information;

                  (vii) if requested by any selling Holders or the underwriter(s) in connection with such sale, if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment; provided, that the Company shall not be required to take any action pursuant to this Section 6(c)(vii) that would, in the opinion of counsel to the Company, violate applicable law.

                  (viii) furnish to each selling Holder and each of the underwriter(s) in connection with such sale, if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                  (ix) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each of the selling Holders (but, in the case of a Shelf Registration Statement, only those holders selling Transfer Restricted Securities included in such Shelf Registration Statement) and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

                  (x) in the case of a Shelf Registration Statement, enter into such agreements (including an underwriting agreement) and make such customary representations and warranties and take all such other actions in connection therewith reasonably necessary in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Shelf Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Shelf Registration Statement contemplated by this Agreement, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company shall:

                         (A)  furnish to each selling Holder and each
                  underwriter, if any, upon the effectiveness of the Shelf Registration Statement (1) an opinion, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company, in form and substance reasonably satisfactory to the underwriters, if any, and the Holders of a majority in principal amount of the Transfer Restricted Securities being sold, covering customary matters, and (2) a customary comfort letter, dated as of the date of effectiveness of the Shelf Registration Statement or the date of Consummation of the Exchange Offer, as the case may be, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings; and

                         (B) deliver such other documents and certificates as may be reasonably requested by the selling Holders, the underwriter(s), if any, and Restricted Broker Dealers, if any, to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (x).

         The above shall be done at each closing under such underwriting or similar agreement, as and to the extent required thereunder, and if at any time the representations and warranties of the Company contained in such underwriting or similar agreement cease to be true and correct, the Company shall so advise the underwriter(s), if any, the selling Holders and each Restricted Broker-Dealer promptly and if requested by such Persons, shall confirm such advice in writing;

                  (xi) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                  (xii) issue, upon the request of any Holder of Senior Notes covered by any Shelf Registration Statement contemplated by this Agreement and upon surrender of the Senior Notes held by such Holder to the Company for cancellation, New Notes having an aggregate principal amount equal to the aggregate principal amount of Senior Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such New Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Notes, as the case may be; in return, the Senior Notes held by such Holder shall be surrendered to the Company for cancellation;


                  (xiii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to such sale of Transfer Restricted Securities;

                  (xiv) subject to Section 6(c)(i) hereof, if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (xv) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with The Depository Trust Company;

                  (xvi) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use their respective best efforts to cause such Registration Statement to become effective and approved by and upon surrender of the Senior Notes held by such Holder to the Company for cancellation, such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

                  (xvii) otherwise use their respective best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Securities Act);

                  (xviii) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

         (d)      Restrictions on Holders.

                  (i) Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in Section 6(c)(i) hereof or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xiv) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (the "Advice"). If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of either such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(i) or Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xiv) hereof or shall have received the Advice.

               (ii) The Holders will furnish the information required to be furnished pursuant to Section 4(b) hereof within the time period set forth herein.

               (iii) Sales of such Transfer Restricted Securities pursuant to a Registration Statement shall only be made in the manner set forth in such currently effective Registration Statement.

SECTION 7.   REGISTRATION EXPENSES

         (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including, without limitation,: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter") and its counsel that may be required by the rules and regulations of the NASD);
(ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the New Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, and, subject to Section 7(b) hereof, the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and
(vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

         The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

         (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel (which counsel shall be reasonably satisfactory to the Company), who shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared; provided that such fees and disbursements of such counsel shall not exceed $50,000.

SECTION 8.   INDEMNIFICATION

         (a) The Company agrees to indemnify and hold harmless (i) each Holder and (ii) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Holder"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except (i) insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein or (ii) to the extent that any such loses, claims, damages, liabilities, or expenses result solely from an untrue statement of a material fact contained in, or the omission of a material fact from the Registration Statement or Prospectus, which untrue statement or omission was corrected in an amended or supplemented Registration Statement or Prospectus, if the person alleging such loss, claim, damage, liability or expense was not sent or given, at or prior to the written confirmation of such sale, a copy of the amended or supplemented Registration Statement or Prospectus if the Company had previously furnished copies thereof to such indemnified party and if delivery of a prospectus was required by the Securities Act and was not so made.

         In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company in writing, and the Company shall assume the defense of such action, including the employment of counsel reasonably satisfactory to such Indemnified Holder and the payment of all fees and expenses of such counsel, as incurred (except that, in the case of any action in respect of which indemnity may be sought pursuant to both Section 8(a) and 8(b) hereof, such Indemnified Holder shall not be required to assume the defense of such action pursuant hereto, but may employ separate counsel and participate in the defense thereof; however, the fees and expense of such counsel, except as provided below, shall be at the expense of such Indemnified Holder). Such Indemnified Holder shall have the right to employ it own counsel; any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expenses of such Indemnified Holder unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to such Indemnified Holder within a reasonable period of time after notice of the institution of such action or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Holder and the Company, and such Indemnified Holder shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Indemnified Holder). In any such case, the Company shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expense of more than on separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred (upon written request and presentation of reasonably satisfactory invoices). Such firm shall be designated in writing by all Indemnified Holders, in the case of the parties indemnified pursuant to Section 8(a) hereof, and by the Company, in the case of parties indemnified pursuant to Section 8(b) hereof. The Company shall indemnify and hold harmless such Indemnified Holder from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the Company shall have received a request form such Indemnified Holder for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the Company, and prior to the date of such settlement, the Company shall have received written notice of such settlement and shall have failed to comply with such reimbursement request. The Company shall not, without the prior written consent of such Indemnified Holder, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which such Indemnified Holder is or could have been a party and indemnity or contribution may be or could have been sought hereunder by such Indemnified Holders, unless such settlement, compromise or judgement includes an unconditional release of such Indemnified Holder from all liability on claims that are or could have been the subject matter of such action.

         (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors, officers, and any person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, and the respective officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Company, or its directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company and such directors or officers or such controlling person shall have the rights and duties given to each Holder by the preceding paragraph. In no event shall any Holder be liable or responsible for any amount in excess of the amount by which the total received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         (c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or 8(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities or if such allocation is not permitted by applicable law, the relative fault of the Company, on the one hand, and of the Indemnified Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnified Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         (d) The Company and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Holder or its related Indemnified Holders shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of its Transfer Restricted Securities pursuant to a Registration Statement exceeds the sum of (A) the amount paid by such Holder for such Transfer Restricted Securities plus (B) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Senior Notes held by each of the Holders hereunder and not joint.

SECTION 9.   RULE 144A

         The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder of Transfer Restricted Securities, to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

SECTION 10.  UNDERWRITTEN REGISTRATIONS

         No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in customary underwriting arrangements entered into in connection therewith and (b) completes and executes all reasonable questionnaires, powers of attorney, and other documents required under the terms of such underwriting arrangements.

SECTION 11.  SELECTION OF UNDERWRITERS

         For any Underwritten Offering, the investment banker or investment bankers and manager or managers for any Underwritten Offering that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering provided, that such underwriters must be reasonably satisfactory to the Company. Such investment bankers and managers are referred to herein as the "underwriters."

SECTION 12.  MISCELLANEOUS

         (a)  Remedies.  Each Holder, in addition to being entitled to exercise
              --------
all rights provided herein, in the Indenture, the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b)  No Inconsistent Agreements. The Company will not, on or after the
              --------------------------
date hereof, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

         (c)  Adjustments Affecting the Notes. The Company will not take any
              -------------------------------
action, or voluntarily permit any change to occur, with respect to the Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

         (d)  Amendments and Waivers. The provisions of this Agreement may not
              ----------------------
be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 12(d)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities affected by such amendment, modification, supplement, waiver or consent, and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being sold rather than being registered in such Exchange Offer.

         (e)  Notices. All notices and other communications provided for or
              -------
permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

               (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

               (ii) if to the Company:

                    Mrs. Fields' Holding Company, Inc.
                    2855 E. Cottonwood Parkway
                    Salt Lake City, Utah  84121
                    Telecopier No.: (801) 736-5600
                    Attention: Chief Financial Officer

                    With a copy to:

                    Skadden, Arps, Slate, Meagher & Flom LLP
                    919 Third Avenue
                    New York, New York 10022
                    Telecopier No.: (212) 735-2000
                    Attention:  Randall H. Doud, Esq.

         All such notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) five Business Days after being deposited in the mail, postage prepaid, if mailed;
(iii) when receipt acknowledged, if telecopied; and (iv) on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

         (f)   Successors and Assigns. This Agreement shall inure to the benefit
               ----------------------
of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities directly from such Holder.

         (g)   Counterparts. This Agreement may be executed in any number of
               ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (h)   Headings. The headings in this Agreement are for convenience of
               --------
reference only and shall not limit or otherwise affect the meaning hereof.

         (i)   Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
               -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

         (j)   Severability. In the event that any one or more of the provisions
               ------------
contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (k)   Entire Agreement. This Agreement is intended by the parties as a
               ----------------
final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        MRS. FIELDS' HOLDING COMPANY, INC.



                                        By:  _______________________________
                                             Name: Tim Pierce
                                             Title: Chief Financial Officer


JEFFERIES & COMPANY, INC.


By:  _______________________________
     Name:
     Title:



BT ALEX. BROWN INCORPORATED


By:  _______________________________
     Name:
     Title: